UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________

Date of Report (Date of earliest event reported) May 9, 2014:

BALDWIN & LYONS, INC.
___________________________________________________________________________

(Exact name of registrant as specified in its charter)

Indiana	0-5534	35-0160330
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 Congressional Blvd., Carmel, Indiana	46032
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                       (317) 636-9800
                                                                                      _______________________________________________

Not applicable
__________________________________________________________________________________________

 (Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
       2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
      4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)           The annual meeting of shareholders of the Company was held on May 8, 2014.

(b)
The shareholders elected all of the Company’s nominees for director and ratified the appointment of Ernst & Young LLP as independent auditors for the Corporation.  The shareholders approved all of the shareholder proposals, which are listed below.

Proposal 1 - Election of Directors:

	Shares For	Shares Against	Shares Abstain
Stuart D. Bilton	1,947,775	-	257
Joseph J. DeVito	1,946,611	1,164	257
Otto N. Frenzel IV	1,947,775	-	257
Gary W. Miller	1,946,611	1,164	257
John M. O’Mara	1,947,775	-	257
Thomas H. Patrick	1,946,611	1,164	257
John A. Pigott	1,947,775	-	257
Kenneth D. Sacks	1,947,775	-	257
Nathan Shapiro	1,946,611	1,164	257
Norton Shapiro	1,944,081	3,694	257
Robert Shapiro	1,944,081	3,694	257
Steven A. Shapiro	1,944,081	3,694	257
John D. Weil	1,947,775	-	257

Proposal 2 – Ratification of Ernst & Young LLP as Independent Auditors for the year 2014:

For	1,938,111
Against	9,221
Abstain	700

Proposal 3 – Advisory approval of executive compensation:

For	1,919,662
Against	4,394
Abstain	23,976

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

May 9, 2014                                                                         By:   /s/ Joseph J. DeVito
 Joseph J. DeVito, CEO and President